Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of May 6, 2013 (this "Amendment"), is among PERRIGO COMPANY (the "U.S. Borrower"), the FOREIGN SUBSIDIARY BORROWERS party hereto (the “Foreign Subsidiary Borrowers”, and collectively with the U.S. Borrower, the “Borrowers”), the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

INTRODUCTION

The Borrowers, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of October 26, 2011 (as amended or modified from time to time, the "Credit Agreement"). The Borrowers desire to amend the Credit Agreement as set forth herein, and the Lenders are willing to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1. CURRENT AMENDMENTS TO CREDIT AGREEMENT

Upon the satisfaction of the conditions in Section 4.1 hereof, the Credit Agreement is amended as of the date hereof as follows:

1.1    The following definitions in Section 1.01 of the Credit Agreement are restated as follows:

“Additional Senior Debt” means Indebtedness of the U.S. Borrower for borrowed money in respect of debt securities issued in a capital markets transaction, provided that (a) such Indebtedness will not be guaranteed by any Subsidiaries and will be unsecured, and (b) such Indebtedness is on customary market terms, including without limitation maturities, provided that the covenants and defaults under such Indebtedness are not more restrictive taken as a whole than the covenants and defaults contained herein if such more restrictive covenants and defaults would be materially adverse to the Lenders.

"Material Indebtedness" means Indebtedness (other than (i) the Loans and Letters of Credit and (ii) Indebtedness of any Subsidiary owing to the U.S. Borrower or any other Subsidiary, provided that, (x) in order to be excluded from Material Indebtedness, any such Indebtedness owing by a Loan Party to a Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably acceptable to the Administrative Agent and (y) the Loan Parties may effectuate such subordination at any time during the term of such Indebtedness), and/or Swap Agreement Obligations (based on the net mark-to-market amount) of any one or more of the U.S. Borrower and its Subsidiaries (other than an Immaterial Subsidiary) in an aggregate principal amount exceeding the Dollar Equivalent of $50,000,000 (for the avoidance of doubt, it is acknowledged and agreed that separate items of Indebtedness and/or Swap Agreement Obligations of the type described above individually less than $50,000,000 which if added together would aggregate more $50,000,000 will constitute Material Indebtedness under this Agreement).

1.2    The following definition is added in appropriate alphabetical order to Section 1.01 of the Credit Agreement:

“Third Amendment” means the Third Amendment to this Agreement.

1.3    Section 6.08 of the Credit Agreement is amended by deleting “and” before “(v)”, deleting the period at the end of Section 6.08 and adding the following to the end thereof: “and (vi) clause (a) of the foregoing shall not apply to customary provisions in agreements executed in connection with any Additional Senior Debt restricting Liens on any of the U.S. Borrower's or the Domestic Subsidiaries' principal properties and on any Equity Interests of any Domestic Subsidiaries that own or lease a principal property unless an equivalent or higher-ranking Lien on the same property is granted to secure such Additional Senior Debt.

1.4    Clause (f) of Article VII of the Credit Agreement is restated as follows:

(f) the U.S. Borrower or any Subsidiary (other than an Immaterial Subsidiary) shall fail to pay Material Indebtedness at the stated final maturity thereof (after giving effect to any applicable grace periods);

1.5    Clause (g) of Article VII of the Credit Agreement is restated as follows:

(g) any event or condition occurs that results in Material Indebtedness of the U.S. Borrower or any Subsidiary (other than an Immaterial Subsidiary) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

ARTICLE 2. CONTINGENT AMENDMENTS TO CREDIT AGREEMENT

Upon the satisfaction of the conditions in Section 4.2 hereof, the Credit Agreement is amended as of the date the conditions in Section 4.2 are satisfied as follows:

2.1    The following definitions in Section 1.01 of the Credit Agreement are restated as follows:

"Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases (and not operating leases) on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"Change in Control" means (a) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the U.S. Borrower by Persons who were neither (i) nominated by the Board of Directors of the U.S. Borrower nor (ii) appointed by directors so nominated, (b) any person or group or persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than 35% of the common Equity Interests or 35% of the voting power of the Equity Interests of the U.S. Borrower entitled to vote in the election of members of the Board of Directors of the U.S. Borrower, or (c) the occurrence of a “Control Event” as defined in the Master Note Purchase Agreement.

2.2    The definition of “Material Indebtedness” in Section 1.01 of the Credit Agreement is amended by replacing each reference therein to “$50,000,000” with “the lesser of $75,000,000 or 2% of Consolidated Total Assets”.

2.3    The definition of “Permitted Investments” in Section 1.01 of the Credit Agreement is amended by replacing the period at the end thereof with “; and”, and adding the following new clause (l) to the end thereof:

(l) other investments that qualify as “cash equivalents” as defined in GAAP.

2.4    Section 2.03 of the Credit Agreement is amended by replacing the words “not later than 2:00 p.m., Chicago time, one Business Day before the date of the proposed Borrowing” with “not later than 10:30 a.m., Chicago time, on the date of the proposed Borrowing”.

2.5    Section 2.18(b) of the Credit Agreement is restated as follows:

(b) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder or is otherwise a Defaulting Lender, or if any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 or any other provision of any Loan Document requires the consent of all affected Lenders and with respect to which the Required Lenders shall have granted their consent, then the U.S. Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the U.S. Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the U.S. Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the U.S. Borrower to require such assignment and delegation cease to apply.

2.6    Section 2.22 of the Credit Agreement is restated as follows:

2.22    Guaranties; Collateral. Upon the satisfaction of all conditions in Section 4.2 of the Third Amendment, the Lenders agree that all Guaranties (other than the Guarantee of the U.S. Borrower of all Secured Obligations of the Foreign Subsidiary Borrowers, which shall continue in full force and effect at all times) and all Liens on the Collateral in favor of the Administrative Agent and the Lenders under the Collateral Documents shall be released, provided that (i) the release of the Liens on the Collateral is subject to the satisfaction of all conditions under the Intercreditor Agreement for the release of the Liens on the Collateral by all other “Secured Parties” (as defined in the Intercreditor Agreement) and (ii) the release of the Liens on the Collateral and such Guaranties is subject to the satisfaction of all conditions under the Master Note Purchase Agreement and the Senior Notes for the simultaneous release of the Liens on the Collateral and the guaranties with respect thereto. The Lenders hereby authorize the Administrative Agent and JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the Intercreditor Agreement, to take all further actions, either in its capacity as Administrative Agent, as Collateral Agent under the Intercreditor Agreement or otherwise on behalf of the Lenders, to release such Guaranties and the Liens on the Collateral.

2.7    Section 5.01(c) of the Credit Agreement is amended by replacing the words “concurrently with” in Section 5.01(c) with the following words: “concurrently with, or within five Business Days after,”.

2.8    Section 5.09 of the Credit Agreement is restated as follows:

SECTION 5.09 Additional Covenants. If at any time the U.S. Borrower shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any provisions applicable to any of its Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $100,000,000, which includes financial covenants or the equivalent thereof not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the U.S. Borrower shall promptly so advise the Administrative

Agent and the Lenders. If the Administrative Agent or the Required Lenders shall request, upon notice to the U.S. Borrower, the Administrative Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same financial covenants or the equivalent thereof as those provided for in such instrument or agreement to the extent required and as may be selected by the Administrative Agent.

2.9    Section 6.02(d) of the Credit Agreement is restated as follows:

(d)    Liens on assets of Subsidiaries solely in favor of the U.S. Borrower or another Subsidiary as secured party and securing Indebtedness owing by a Subsidiary to the U.S. Borrower or another Subsidiary;

2.10    Each reference in Section 6.02(g) of the Credit Agreement to “5%' is replaced with “7.5%”.

2.11    Section 6.02 of the Credit Agreement is amended by the adding the following to the end thereof:

Notwithstanding the above, the U.S. Borrower will, if it or any Subsidiary shall create any Lien upon any of its property or assets, whether now owned or hereafter acquired, in favor of any of the holders of the Senior Notes (unless prior written consent of the Required Lenders to the creation thereof shall have been obtained), make or cause to be made effective a provision whereby the Secured Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured.

2.12    Section 6.07 of the Credit Agreement is restated as follows:

SECTION 6.07. Transactions with Affiliates. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the U.S. Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the U.S. Borrower and its Wholly-Owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.06.

2.13    Section 6.08 of the Credit Agreement is restated as follows:

SECTION 6.08. Restrictive Agreements. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement, (ii) restrictions and conditions existing on the date hereof identified on Schedule 6.08 or any permitted extension, refinancing, replacement or renewal thereof, or any amendment or modification thereof so long as any such extension, refinancing, renewal, amendment or modification is not, taken as a whole, materially more restrictive (in the good faith determination of the U.S. Borrower) than such restriction or condition, (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) restrictions or conditions imposed by any agreement relating to Indebtedness incurred by any Subsidiary permitted by this Agreement if such restrictions or conditions apply only to such Subsidiary, (v) prohibitions, restrictions and conditions arising in connection with any disposition permitted by Section 6.09 with respect to the property subject to such disposition, (vi) customary prohibitions, restrictions and conditions contained in agreements relating to a Permitted Securitization Transaction, (vii) agreements or arrangements binding on a Subsidiary at the time such Subsidiary becomes a Subsidiary of the U.S. Borrower or any permitted extension, refinancing, replacement or renewal of, or any amendment or modification to, any such agreement or arrangement so long as any such extension, refinancing, renewal, amendment or modification is not, taken as a whole, materially more restrictive (in the good faith determination of the U.S. Borrower) than such agreement or arrangement, (viii) agreements or arrangements that are customary provisions in joint venture agreements and other similar agreements or arrangements applicable to joint ventures, (ix) customary provisions in leases, subleases, licenses, sublicenses or permits so long as such prohibitions, restrictions or conditions relate only to the property subject thereto, (x) prohibitions, restrictions or conditions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xi) prohibitions, restrictions or conditions imposed by a Lien permitted by Section 6.02 with respect to the transfer of the property subject thereto and (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

2.14    Clauses (d) and (e) of Article VII of the Credit Agreement are restated as follows:

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to any Borrower's existence), 5.06 (with respect to inspection rights), 5.08, 6.01, 6.02, 6.03, 6.04, 6.06, 6.07, 6.09, 6.10 or 6.11;

(e) (i) any Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01 and such failure shall continue unremedied for a period of five days after notice thereof from the Administrative Agent to the U.S. Borrower (which notice will be given at the request of any Lender); or (ii) any Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e)(i) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the U.S. Borrower (which notice will be given at the request of any Lender);

2.15    Reference in clause (k) of Article VII of the Credit Agreement to “$20,000,000” is replaced with “$50,000,000”

2.16    Section 9.02(f) of the Credit Agreement is restated as follows:

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent may, with the consent of the U.S. Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents as may be reasonably necessary or advisable to cure any error, ambiguity, omission, defect or inconsistency in order to more accurately reflect the intent of the parties (including without limitation to modify any provisions of the Credit Agreement to make it consistent with the modifications under the Third Amendment), provided that (x) prior written notice of such proposed cure shall be given to the Lenders and (y) the Required Lenders do not object to such cure in writing to the Administrative Agent within five Business Days of such notice.

2.17    Section 9.04(b)(i)(A) of the Credit Agreement is restated as follows:

(A) the U.S. Borrower, provided that (x) no consent of the U.S. Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII of the Credit Agreement has occurred and is continuing or if any other Event of Default has occurred and has been continuing for at least 30 consecutive days, any other assignee, and (y) the U.S. Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment, each Borrower represents and warrants that:

3.1    The execution, delivery and performance by such Borrower of this Amendment have been duly authorized by all necessary action and are not in material contravention of any requirement of law, or of the terms of such Borrower's bylaws or other charter documents, or of any contractual obligation of such Borrower and will not result in the imposition of any Lien on any of its property or of any of its Subsidiaries except for Permitted Liens.

3.2    This Amendment is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

3.3    After giving effect to this Amendment, the representations and warranties of the Loan Parties in the Loan Documents are true in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof (other than those representations and warranties that by their terms expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

3.4    After giving effect to this Amendment, no Default exists or has occurred and is continuing on the date hereof.

ARTICLE 4. CONDITIONS OF EFFECTIVENESS

4.1     This Amendment (other than Article 2) shall become effective as of the date specified in the first paragraph hereof when all of the following conditions are satisfied:

(a) This Amendment shall be executed by each of the Borrowers, the Required Lenders, and the Administrative Agent;

(b) the Consent and Agreement attached hereto shall be signed by each of the Guarantors;

(c) all fees required to be paid by the U.S. Borrower as of the date hereof shall be paid; and

(d) the Borrowers and the Guarantors shall deliver such resolutions (which may include existing resolutions) or other evidence of the due authorization of this Amendment and an opinion of U.S. counsel, in each case if and to the extent requested by the Administrative Agent.

4.2    Article 2 of this Amendment shall become effective as of the date all of the following conditions are satisfied:

(a) the conditions in Section 4.1 are satisfied;

(b) no Default exists;

(c) this Amendment shall be executed by all Lenders; and

(d) the Moody's rating for the Index Debt (that has not been placed on negative watch) is Baa3 (stable or better outlook) or higher, and (b) the S&P rating for the Index Debt (that has not been placed on negative watch) is BBB - (stable or better outlook) or higher.

ARTICLE 5. MISCELLANEOUS

5.1    All references in any Loan Document to the Credit Agreement shall be deemed references to the Credit Agreement, as amended hereby and as further amended or modified from time to time.

5.2    Except as expressly amended hereby, each Borrower agrees that all Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

5.3    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment is a Loan Document. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan. This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument, and signatures sent by facsimile or other electronic imaging shall be enforceable as originals.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.

PERRIGO COMPANY

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PERRIGO ISRAEL PHARMACEUTICALS LTD.

By /s/ Itzhak Maayan
Name: Itzhak Maayan
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By /s/ Thomas A. Gamm
Name: Thomas A. Gamm
Title: Managing Director

BANK OF AMERICA, N.A., as a Lender and as a Syndication Agent

By /s/ Zubin R. Shroff
Name: Zubin R. Shroff
Title: Director

MORGAN STANLEY BANK, N.A.

By /s/ Alice Lee
Name: Alice Lee
Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as a Documentation Agent

By /s/ Thomas P. Trail
Name: Thomas P. Trail
Title: Director

[Signature page to Third Amendment to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender and as a Documentation Agent

By /s/ Andrew Bicker
Name: Andrew Bicker
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By /s/ Arthur F. Gray
Name: Arthur F. Gray
Title: Senior Vice President

RBS CITIZENS, N.A.

By /s/ André A. Nazareth
Name: André A. Nazareth
Title: Senior Vice President

FIFTH THIRD BANK

By /s/ Richard J. Johnsen
Name: Richard J. Johnsen
Title: Senior Vice President

BANK HAPOALIM B.M.

By /s/ Marshall L. Perrin
Name: Marshall L. Perrin
Title: Senior Vice President

By: /s/ Paul J. DeChagas
Name: Paul J. DeChagas
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By /s/ Jeffrey S. Johnson
Name: Jeffrey S. Johnson
Title: Vice President

[Signature page to Third Amendment to Credit Agreement]

COMERICA BANK

By /s/ Jeffrey S. Malkiewicz
Name: Jeffrey S. Malkiewicz
Title: Account Officer

THE NORTHERN TRUST COMPANY

By /s/ Phillip N. McCaulay
Name: Phillip N. McCaulay
Title: Vice President

FIRST HAWAIIAN BANK

By /s/ Jan M. Sam
Name: Jan M. Sam
Title: Assistant Vice President

[Signature page to Third Amendment to Credit Agreement]

CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby: (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby; (b) agrees that the Guaranty to which it is a party and each other Loan Document to which it is a party are hereby ratified and confirmed and shall remain in full force and effect, acknowledges and agrees that it has no setoff, counterclaim, defense or other claim or dispute with respect the Guaranty to which it is a party and each other Loan Document to which it is a party; and (c) represents and warrants to the Administrative Agent and the Lenders that the execution, delivery and performance of this Consent and Agreement are within its powers, have been duly authorized and are not in contravention of any statute, law or regulation or of any terms of its organizational documents or of any material agreement or undertaking to which it is a party or by which it is bound, and this Consent and Agreement is the legal, valid and binding obligations of it, enforceable against it in accordance with the terms hereof and thereof. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

L. PERRIGO COMPANY

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PERRIGO COMPANY OF SOUTH CAROLINA, INC.

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PERRIGO PHARMACEUTICALS COMPANY

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PERRIGO INTERNATIONAL, INC.

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PERRIGO INTERNATIONAL HOLDINGS, LLC

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PERRIGO HOLLAND, INC.

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PERRIGO FLORIDA, INC.

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PERRIGO INTERNATIONAL HOLDINGS II, INC.

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PBM HOLDINGS, LLC

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PBM NUTRITIONALS, LLC

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PADDOCK LABORATORIES, LLC

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

CHEMAGIS USA, INC.

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer

PERRIGO NEW YORK, INC.

By /s/ Ronald L. Winowiecki
Name: Ronald L. Winowiecki
Title: Treasurer